Exhibit 10.1

THIS CONVERTIBLE NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS CONVERTIBLE NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

CONVERTIBLE NOTE
OF
VIROPRO, INC.

$200,000	Made as of August 12, 2014

WHEREAS, Spring Hill Bioventures Sdn Bhd has agreed to lend up to $200,000 out of a financing round of up to $500,000 to be raised by Viropro, Inc., a Nevada corporation (the “Company”), that has no cash remaining in any of its bank accounts, to allow the new Board of Directors and management to implement a business plan for the benefit of all the shareholders of the Company.

NOW, THEREFORE, in consideration of the promises, agreements, covenants, conditions and releases contained herein, as well as for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows

The Company hereby promises to pay to Spring Hill Bioventures Sdn Bhd (the “Holder”), or its registered assigns, no later than August 12, 2015 (the “Maturity Date”), such principal sum of the $200,000 as it has borrowed (the “Principal Amount”), or such lesser amount as shall then equal the outstanding Principal Amount hereunder, together with interest on the unpaid principal balance equal to 12%, computed on the basis of the actual number of days elapsed and a year of 365 days from the date of this Convertible Note unless the Principal Amount and all interest accrued thereon and all other amounts owed hereunder are converted, as provided in Section 6 hereof. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to interest and the balance to principal. Principal and interest shall be payable in lawful money of the United States of America. The amount borrowed on any draw down of principal shall not be less than $10,000.

This Convertible Note may be prepaid in whole or in part at any time by the Company.

The Company has issued and herewith delivers to the Holder, in consideration of his purchase of this Note, a warrant to purchase shares of its Common Stock as set forth in Section 15 hereof ("Warrant").

The following is a statement of the rights of the Holder and the conditions to which this Convertible Note is subject, and to which the Holder hereof, by the acceptance of this Convertible Note, agrees:

1.             DEFINITIONS. The following definitions shall apply for all purposes of this Convertible Note:

1.1.            “Closing” means the date on which the purchase and sale of the Convertible Note occurred, or August 12, 2014.

1.2.            “Company” means the “Company” as defined above and includes any corporation which shall succeed to or assume the obligations of the Company under this Convertible Note.

1.3.            “Common Stock” means the shares of common stock of the Company, par value $0.001 per share.

1.4.            “Conversion Price” means $0.01 per share of Common Stock.

1.5.            “Conversion Stock” means the Common Stock into which the unpaid Principal Amount and the accrued and unpaid interest due under this Convertible Note convert. The number of shares of Conversion Stock are subject to adjustment as provided herein.

1.6.            “Convertible Note” means this Convertible Note.

1.7.            “Holder” means any person who shall at the time be the registered holder of this Convertible Note.

2.            REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Holder that the statements in the following paragraphs of this Section 2 are all true and complete as of immediately prior to the Closing:

2.1.            Organization, Good Standing and Qualification. The Company has been duly organized, and is validly existing and in good standing, under the laws of the State of Nevada. The Company has the power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted.

2.2.            Due Authorization. All corporate action on the part of the Company’s directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under the Convertible Note has been taken or will be taken prior to the Closing, and the Convertible Note when executed and delivered, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditor’s rights generally and (ii) the effect of rules of law governing the availability of equitable remedies.

2.3.            Corporate Power. The Company has the power and authority to execute and deliver this Convertible Note to be purchased by the Holder hereunder, to issue the Convertible Note and to carry out and perform all its obligations under the Convertible Note.

2.4.            Valid Issuance. The Convertible Note and the Conversion Stock issued upon conversion of the Convertible Note, when issued, sold and delivered in accordance with the terms of this Convertible Note for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable.

2.5.            Securities Law Compliance. Based in part on the representations made by the Holder in Section 3 hereof, the offer and sale of the Convertible Note solely to the Holder in accordance with the terms herein are exempt from the registration and prospectus delivery requirements of the U.S. Securities Act of 1933, as amended (the “1933 Act”) and the securities registration and qualification requirements of the currently effective provisions of the securities laws of the states in which the Holder is a resident based upon the address set forth herein.

3.            REPRESENTATIONS, WARRANTIES AND CERTAIN AGREEMENTS OF HOLDER. Holder hereby represents and warrants to, and agrees with, the Company, that:

3.1.            Authorization. This Convertible Note constitutes such Holder’s valid and legally binding obligation, enforceable in accordance with its terms except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (ii) the effect of rules of law governing the availability of equitable remedies. Holder represents that such Holder has full power and authority to enter into this Convertible Note.

3.2.            Purchase for Own Account. The Convertible Note and the shares of the Company’s Common Stock issuable upon conversion of this Convertible Note (collectively, the “Securities”) are being acquired for investment for Holder’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the 1933 Act, and such Holder has no present intention of selling, granting any participation in, or otherwise distributing the same.

3.3.            Disclosure of Information. Such Holder has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Securities. Such Holder further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such Holder or to which such Holder had access. The foregoing, however, does not in any way limit or modify the representations and warranties made by the Company in Section 2.

3.4.            Investment Experience. Such Holder understands that the purchase of the Securities is highly speculative and involves substantial risk. Such Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests and the ability to bear the economic risk of its investment.

3.5.            Restricted Securities. Such Holder understands that the Securities are characterized as “restricted securities” under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, such Holder is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the 1933 Act. Such Holder understands that the Company is under no obligation to register any of the securities sold hereunder. Such Holder understands that no public market now exists for any of the Securities and that it is uncertain whether a public market will ever exist for the Securities.

4.            FURTHER LIMITATIONS ON DISPOSITION. Without in any way limiting the representations set forth above, such Holder further agrees not to make any disposition of all or any portion of the Securities unless and until:

4.1.            there is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

4.2.            such Holder shall have notified the Company of the proposed disposition, and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the 1933 Act.

Notwithstanding the provisions of paragraphs 4.1 and 4.2 above, no such registration statement or opinion of counsel shall be required: (i) for any transfer of any Convertible Note or Conversion Stock in compliance with Rule 144 or Rule 144A; (ii) for any transfer of any Convertible Note or Conversion Stock by an Holder that is a partnership or a corporation to (A) a partner of such partnership or shareholder of such corporation, (B) a controlled affiliate of such partnership or corporation, (C) a retired partner of such partnership who retires after the date hereof, (D) the estate of any such partner or shareholder; or (iii) for the transfer by gift, will or in testate succession by any Holder to his or her spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that in each of the foregoing cases the transferee agrees in writing to be subject to the terms of this Section 4 to the same extent as if the transferee were an original Holder hereunder.

5.            LEGENDS. Such Holder understands and agrees that the certificates evidencing the Securities will bear legends substantially similar to those set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing the Securities upon delivery to the Company of an opinion of counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale (other than pursuant to Rule 144 or Rule 145 under the 1933 Act) without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Securities.

6.            CONVERSION.

6.1.            Optional Conversion. Upon the request of the Holder, this Convertible Note may be converted, in whole or in part, into shares of Common Stock equal to (a) the outstanding principal and accrued interest under this Convertible Note divided by (b) the Conversion Price.

6.2            Mandatory Conversion. At Maturity the Principal Amount plus any accrued and unpaid interest owed to the Holder shall be converted in whole into shares of Common Stock equal to (a) the outstanding principal and accrued interest under this Convertible Note divided by (b) the Conversion Price.

6.2.            Termination of Rights. All rights with respect to this Convertible Note shall terminate upon the issuance of shares of the Conversion Stock upon conversion of this Convertible Note, whether or not this Convertible Note has been surrendered. Notwithstanding the foregoing, Holder agrees to surrender this Convertible Note to the Company for cancellation as soon as is possible following conversion of this Convertible Note. The Holder shall not be entitled to receive the stock certificate representing the Conversion Stock to be issued upon conversion of this Convertible Note until the original of this Convertible Note is surrendered to the Company and the agreements referenced in this Section 6 have been executed and delivered to the Company.

6.3.            Issuance of Conversion Stock. As soon as practicable after conversion of this Convertible Note, the Company at its expense will cause to be issued in the name of and delivered to the Holder, a certificate or certificates for the Common Stock to which the Holder shall be entitled upon such conversion (bearing such legends as may be required by applicable state and federal securities laws in the opinion of legal counsel of the Company, by the Company’s Certificate of Incorporation, or by any agreement between the Company and the Holder), together with any other securities and property to which the Holder is entitled upon such conversion under the terms of this Convertible Note. Such conversion shall be deemed to have been made, if made under Sections 6.1 above, immediately prior to the close of business on the date that this Convertible Note shall have been surrendered for conversion, accompanied by written notice of election to convert. No fractional shares will be issued upon conversion of this Convertible Note. If upon any conversion of this Convertible Note (and all other Convertible Notes held by the same Holder, after aggregating all such conversions), a fraction of a share of Common Stock would otherwise result, then in lieu of such fractional share of Common Stock the Company will pay the cash value of that fractional share, calculated on the basis of the applicable Conversion Price.

7.            DEFAULT; ACCELERATION OF OBLIGATION. The Company will be deemed to be in default under this Convertible Note and the outstanding unpaid principal balance of this Convertible Note, together with all interest accrued thereon, will immediately become due and payable in full, without the need for any further action on the part of Holder, upon the occurrence of any of the following events (each an “Event of Default”): (a) failure to make payment of principal and interest when due under this Convertible Note; (b) upon the filing by or against the Company of any voluntary or involuntary petition in bankruptcy or any petition for relief under the federal bankruptcy code or any other state or federal law for the relief of debtors; provided, however, with respect to an involuntary petition in bankruptcy, such petition has not been dismissed within ninety (90) days after the filing of such petition; (c) upon the execution by the Company of an assignment for the benefit of creditors or the appointment of a receiver, custodian, trustee or similar party to take possession of the Company’s assets or property; (d) any breach of a material representation or warranty under section 2 of this Convertible Note that cannot be cured in ten (10) business days from the date the Company receives notice of such breach; (e) a material default in performance or compliance with respect to any other debt instrument in excess of $100,000 individually or in the aggregate (excluding this Convertible Note) that results in acceleration of the maturity date of such debt obligation or that causes such indebtedness not to be paid when due; or (f) a material adverse change in the financial condition of the Company.

8.            REMEDIES ON DEFAULT; ACCELERATION. Upon any Event of Default, the Holder will have, in addition to its rights and remedies under this Convertible Note, full recourse against any real, personal, tangible or intangible assets of the Company, and may pursue any legal or equitable remedies that are available to Holder, and may declare the entire unpaid principal amount of this Convertible Note and all unpaid accrued interest under this Convertible Note to be immediately due and payable in full.

9.           ADJUSTMENT PROVISIONS. The number and character of shares of Conversion Stock issuable upon conversion of this Convertible Note (or any shares of stock or other securities or property at the time receivable or issuable upon conversion of this Convertible Note) and the Conversion Price therefor are subject to adjustment upon occurrence of the following events between the date this Convertible Note is issued and the date it is converted:

9.1            Adjustment for Stock Splits, Stock Dividends, Recapitalizations, etc. If the conversion is made under Section 6.1 above, the Conversion Price of this Convertible Note and the number of shares of Conversion Stock issuable upon conversion of this Convertible Note (or any shares of stock or other securities at the time issuable upon conversion of this Convertible Note) shall each be proportionally adjusted to reflect any stock dividend, stock split, reverse stock split, reclassification, recapitalization or other similar event affecting the number of outstanding shares of Conversion Stock (or such other stock or securities).

9.2            Adjustment for Other Dividends and Distributions. In case the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution payable with respect to the Common Stock that is payable in (a) securities of the Company (other than issuances with respect to which adjustment is made under Section 9), or (b) assets (other than cash dividends paid or payable solely out of retained earnings), then, and in each such case, the Holder, upon conversion of this Convertible Note at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Conversion Stock issuable upon such exercise prior to such date, the securities or such other assets of the Company to which the Holder would have been entitled upon such date if the Holder had converted this Convertible Note immediately prior thereto (all subject to further adjustment as provided in this Convertible Note).

9.3            Adjustment for Reorganization, Consolidation, Merger. In case of any reorganization of the Company (or of any other entity the securities of which are at the time receivable on the conversion of this Convertible Note), after the date this Convertible Note, or in case, after such date, the Company (or any such corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation and then distribute the proceeds to its interest holders, then, and in each such case, the Holder, upon the conversion of this Convertible Note (as provided in Section 6) at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the Conversion Stock or other securities and property receivable upon the conversion of this Convertible Note prior to such consummation, the stock or other securities or property to which the Holder would have been entitled upon the consummation of such reorganization, consolidation, merger or conveyance if the Holder had converted this Convertible Note immediately prior thereto, all subject to further adjustment as provided in this Convertible Note, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Holder a supplement hereto acknowledging such corporation’s obligations under this Convertible Note; and in each such case, the terms of the Convertible Note shall be applicable to the Common Stock or other securities or property receivable upon the conversion of this Convertible Note after the consummation of such reorganization, consolidation, merger or conveyance.

9.4            Adjustment for Dilutive Issuances. If, at any time while this Convertible Note is outstanding, the Company or any subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other equity securities (including securities a "Common Stock Equivalent") entitling any person or entity to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the common stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, provided, however, that a Dilutive Issuance shall not include the Company’s granting of stock options, and/or issuance of common stock upon exercise thereof, to directors, officers, employees or consultants of the Company pursuant to the Company’s stock incentive plan. Such adjustment shall be made whenever such common stock or Common Stock Equivalents are issued. The Company shall notify the Payee in writing, no later than one (1) business day following the issuance of any common stock or Common Stock Equivalents subject to this Section 9.4, indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”). For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section 9.4, upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of Common Stock based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in a notice of conversion.

10.         NOTICE OF ADJUSTMENTS. The Company shall promptly give written notice of each adjustment or readjustment of the Conversion Price or the number of shares of Common Stock or other securities issuable upon conversion of this Convertible Note. The notice shall describe the adjustment or readjustment and show in reasonable detail the facts on which the adjustment or readjustment is based.

11.         NO CHANGE NECESSARY. The form of this Convertible Note need not be changed because of any adjustment in the Conversion Price or in the number of shares of Common Stock issuable upon its conversion.

12.         NO RIGHTS OR LIABILITIES AS STOCKHOLDER. This Convertible Note does not by itself entitle the Holder to any voting rights or other rights as a stockholder of the Company. In the absence of conversion of this Convertible Note, no provisions of this Convertible Note, and no enumeration herein of the rights or privileges of the Holder, shall cause the Holder to be a stockholder of the Company for any purpose.

13.          NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Convertible Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder under this Convertible Note against wrongful impairment. Without limiting the generality of the foregoing, the Company will take all such action as may be necessary or appropriate in order that the Company may duly and validly issue fully paid and nonassessable shares of Common Stock upon the conversion of this Convertible Note.

14.          PREPAYMENT. The Company may at any time, without penalty, upon at least twenty (20) days’ advance written notice to the Holder, prepay in whole or in part the unpaid balance of this Convertible Note. All payments will first be applied to the repayment of accrued fees and expenses, then to accrued interest until all then outstanding accrued interest has been paid, and then shall be applied to the repayment of principal. The Holder shall have the right to convert this Note prior to such prepayment.

15.          WARRANT. Simultaneously with the execution of this Note, the Company shall issue a Warrant in the form attached hereto as Exhibit A, exercisable for ten years at an exercise price equal to $0.06 per share, to purchase that number of shares of Common Stock equal to 35% of the Principal Amount divided by $0.01.

16.          WAIVERS. The Company and all endorsers of this Convertible Note hereby waive notice, presentment, protest and notice of dishonor.

17.          ATTORNEYS’ FEES. In the event any party is required to engage the services of any attorneys for the purpose of enforcing this Convertible Note, or any provision thereof, the prevailing party shall be entitled to recover its reasonable expenses and costs in enforcing this Convertible Note, including attorneys’ fees from the Company upon the Company receiving its next round of funding.

18.          TRANSFER. Neither this Convertible Note nor any rights hereunder may be assigned, conveyed or transferred, in whole or in part, without the Company’s prior written consent, which the Company may withhold in its sole discretion, provided, however, that the Holder may transfer this Convertible Note to affiliates without the Company’s prior written consent. The rights and obligations of the Company and the Holder under this Convertible Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees.

19.         GOVERNING LAW; JURISDICTION; VENUE. This Convertible Note shall be governed by and construed under the internal laws of the State of New York, without reference to principles of conflict of laws or choice of laws. Each of the parties irrevocably consents that any legal action or proceeding for equitable relief which may be brought against any of them pursuant to the terms of this Convertible Note which arise out of or are in any manner related to this Convertible Note may be brought in the federal and state courts in New York, New York. Each party by the execution and delivery of this Convertible Note, expressly and irrevocably consents and submits to the personal jurisdiction of any of such courts in any such action or proceeding. Each party hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

20.         CONDITIONS PRECEDENT TO DISBURSEMENT. Prior to any disbursement of the Principal Amount (i) the Company shall have appointed Bruce Cohen as the Chairman of the Board of the Company and Dr. Joseph Vallner as President and (ii) the Company shall have presented a use of funds that .

21.         HEADINGS. The headings and captions used in this Convertible Note are used only for convenience and are not to be considered in construing or interpreting this Convertible Note. All references in this Convertible Note to sections and exhibits shall, unless otherwise provided, refer to sections hereof and exhibits attached hereto, all of which exhibits are incorporated herein by this reference.

22.         NOTICES. Unless otherwise provided, any notice required or permitted under this Convertible Note shall be given in writing and shall be deemed effectively given (i) at the time of personal delivery, if delivery is in person; (ii) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (iii) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries when addressed to the party to be notified at the address indicated for such party or, in the case of the Company, at 2151 O’Toole Ave., Suite 50, San Jose, CA 95131, or at such other address as any party or the Company may designate by giving ten (10) days’ advance written notice to all other parties, and if to the Holder Spring Hill Biventures Sdn Bhd, Level 18, The Gardens North Tower, Mid Valley, Lingkaran Syed Putra, 59200 Kuala Lumpur, Malaysia.

23.         AMENDMENTS AND WAIVERS. Any term of this Convertible Note may be amended, and the observance of any term of this Convertible Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holder of at least a approval of two-thirds (66.66%) of the Principal Amount. Any amendment or waiver effected in accordance with this Section shall be binding upon the Holder, each future holder of such securities, and the Company.

24.         SEVERABILITY. If one or more provisions of this Convertible Note are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Convertible Note and the balance of the Convertible Note shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

25.         INFORMATION RIGHTS. The Company agrees to deliver to the Holder unaudited annual financial statements within 120 days following the Company's fiscal year end and unaudited quarterly financial statements within 30 days following the end of each of the first three quarters of the Company's calendar year.

26.         SUBORDINATION. The Holder agrees that this Convertible Note shall be subordinated in an amount of up to $1,000,000 of the Company's indebtedness to banks, commercial finance lenders, insurance companies, or other lending institutions regularly engaged in the business of lending money, which is for money borrowed. whether or not such indebtedness for borrowed money is secured.

27.         COMPANY REGISTRATION. If (but without any obligation to do so) the Company elects to register (including for this purpose a registration effected by the Company for shareholders) any of its stock or other securities under the Securities Act in connection with a public offering of such securities solely for cash other than (a) a registration on Form S-8 (or other similar successor form) relating solely to the sale of securities to participants in a Company stock plan or to other compensatory arrangements to the extent includable on Form S-8 (or other similar successor form); or (b) a registration on Form S-4 (or other similar successor form), the Company shall, at least thirty (30) days prior to finalizing a registration statement, promptly give the Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 22, the Company shall cause to be registered under the Securities Act all of the Conversion Stock not otherwise freely tradable under Rule 144 of the Securities Act that such Holder thereof has requested to be registered. In the event that the underwriters advise the Company that marketing factors require a limitation of the number of shares to be underwritten, the Company shall use its best commercial efforts to include as many shares of Conversion Stock as is reasonable in the opinion of the underwriter. The Company shall have no obligation under this Section 27 to make any offering of its securities, or to complete an offering of its securities that it proposes to make, and shall incur no liability to any Holder for its failure to do so.

[Signature Page Next]

IN WITNESS WHEREOF, the Company has caused this Convertible Note to be signed in its name as of the date first above written.

VIROPRO, INC.

By:	/s/ Bruce A. Cohen
Name:	Bruce A. Cohen
Title:	Chairman of the Board

AGREED AND ACKNOWLEDGED:
SPRING HILL BIOVENTURES SDN BHD

By:	/s/ Dr. Raja Lope Bin Raja Shahrome
Name:	Dr. Raja Lope Bin Raja Shahrome
Title:	Chairman

Exhibit A

FORM OF WARRANT